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                             FIRST INDUSTRIAL, L.P.

                                     Issuer

                                       to

                        FIRST TRUST NATIONAL ASSOCIATION

                                     Trustee


                              ---------------------


                          Supplemental Indenture No. 2

                            Dated as of May 22, 1997

                              ---------------------


                                  $100,000,000
                                       of
                              7 3/8% Notes due 2011




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         SUPPLEMENTAL INDENTURE NO. 2, dated as of May 22, 1997 (the
"Supplemental Indenture"), between FIRST INDUSTRIAL, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (herein called the "Operating Partnership"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").



                      RECITALS OF THE OPERATING PARTNERSHIP


         The Operating Partnership has heretofore delivered to the Trustee an Indenture dated as of May 13, 1997 (the "Indenture"), a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit to the Operating Partnership's Registration Statement on Form S-3 (Registration No. 333-21873), providing for the issuance from time to time of Debt Securities of the Operating Partnership (the "Securities").

         Section 301 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

         Section 901(7) of the Indenture provides for the Operating Partnership and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture.

         All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

             NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of each of the series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of either series thereof, as follows:

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                                   ARTICLE ONE

                       RELATION TO INDENTURE; DEFINITIONS


            SECTION 1.1.      Relation to Indenture.

            This Supplemental Indenture constitutes an integral part of the Indenture.

            SECTION 1.2.      Definitions.

            For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

             (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture; and

             (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

            "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

            "Annual Service Charge" for any period means (i) the aggregate interest expense for such period in respect of, and the amortization during such period of any original issue discount of, Indebtedness of the Operating Partnership and its Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock and (ii) so long as First Industrial Securities, L.P. ("Securities, L.P.") is a Subsidiary of the Operating Partnership, distributions which are payable during such period in respect of any preference equity interests of Securities, L.P.

            "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banks in New York City or in Chicago are authorized or required by law, regulation or executive order to close.


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            "Capital Stock" means, with respect to any Person, any capital stock
(including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

            "Certificates" means 7 3/8% Pass-Through Asset Trust Securities due May 15, 2004 to be issued by the Trust pursuant to the Trust Agreement.

            "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the Operating Partnership and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Indebtedness of the Operating Partnership and its Subsidiaries, (ii) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (iii) amortization of debt discount, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (vi) amortization of deferred charges and (vii) interest income related to investments irrevocably deposited with an agent of the Operating Partnership or any of its Subsidiaries, as the case may be, for the purpose of defeasing any indebtedness or any other obligation (whether through a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

            "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at One Illinois Center, 111 East Wacker Drive, Chicago, Illinois 60601 and, for purposes of the Place of Payment provisions of Sections 305 and 1002 of the Indenture, is located at 100 Wall Street, Suite 2000, New York, New York 10005.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the maturity price or redemption price of which may, at the option of such Person, be paid in Capital Stock which is not Disqualified Stock), (ii) is convertible


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into or exchangeable or exercisable for Indebtedness or Disqualified Stock or
(iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the redemption price of which may, at the option of such Person, be paid in Capital Stock which is not Disqualified Stock), in each case on or prior to the Stated Maturity of the Notes.

            "Earnings from Operations" for any period means net income excluding gains and losses on sales of investments, extraordinary items and property valuation losses, net as reflected in the financial statements of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (except that for purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP).

            "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind; provided, however, that the term "Encumbrance" shall not include any mortgage, lien, charge, pledge or security interest securing indebtedness or any other obligation which has been defeased (whether a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission.

            "Final Distribution Date" means May 15, 2004.

            "GAAP" means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided that solely for purposes of any calculation required by the financial covenants contained herein, "GAAP" shall mean generally accepted accounting principles as used in the United States on the date hereof, applied on a consistent basis.

            "Indebtedness" of the Operating Partnership or any of its Subsidiaries means (i) any indebtedness of the Operating Partnership or any of its Subsidiaries, whether or not contingent, in respect of (a) borrowed money or evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any Encumbrance existing on property owned by the Operating Partnership or any of its Subsidiaries, (b) indebtedness for borrowed money of a Person other than the


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Operating Partnership or a Subsidiary of the Operating Partnership which is secured by any Encumbrance existing on property owned by the Operating Partnership or any of its Subsidiaries, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such Encumbrance, (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, and all conditional sale obligations or obligations under any title retention agreement, (d) the principal amount of all obligations of the Operating Partnership or any of its Subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock, (e) any lease of property by the Operating Partnership or any of its Subsidiaries as lessee which is reflected on the Operating Partnership's consolidated balance sheet determined in accordance with GAAP (except for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP) as a capitalized lease, or (f) interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, and (ii) the liquidation preference on any issued and outstanding preferred equity interests of Securities, L.P., to the extent, in the case of items of indebtedness under (i)(a) through (c) above, that any such items (other than letters of credit) would appear as a liability on the Operating Partnership's consolidated balance sheet determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under
GAAP), and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another Person (other than the Operating Partnership or any of its Subsidiaries); provided, however, that the term "Indebtedness" shall not include any indebtedness or any other obligation that has been defeased (whether a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

            "Notes" has the meaning specified in Section 2.1 hereof.

            "Subsidiary" means, (i) with respect to any Person, any corporation, partnership or other entity of which a majority of (a) the voting power of the voting equity securities or


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(b) the outstanding equity interests of which are owned, directly or indirectly, by such Person and (ii) with respect to the Operating Partnership, Securities, L.P., so long as the Operating Partnership owns, directly or indirectly, a majority of the outstanding non-preference equity interests thereof. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

            "Total Assets" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Operating Partnership and its Subsidiaries determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP), but excluding accounts receivable and intangibles; provided, however, that the term "Total Assets" shall not include any assets which have been deposited in trust to defease any indebtedness or any other obligation (whether through a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

            "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Operating Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP), but excluding accounts receivable and intangibles; provided, however, that the term "Total Unencumbered Assets" shall not include any assets which have been deposited in trust to defease any indebtedness or any other obligation (whether through a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

            "Trust" means First Industrial Pass Through Asset Trust 1997-1 to be formed pursuant to the Trust Agreeement.

            "Trust Agreement" means the Trust Agreement dated May 16, 1997 between the Operating Partnership and First Bank National Association, as trustee.

            "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of


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real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP (except for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP).

            "Unsecured Indebtedness" means Indebtedness which is not secured by any Encumbrance upon any of the properties of the Operating Partnership or any of its Subsidiaries.


                                   ARTICLE TWO

                               THE SERIES OF NOTES


            SECTION 2.1.      Title of the Securities.

            There shall be a series of Securities designated the "7 3/8% Notes due 2011" (the "Notes").

            SECTION 2.2.      Limitation on aggregate Principal Amount.

            The aggregate principal amount of the Notes shall be limited to $100,000,000, and, except as provided in this Section and in Section 306 of the Indenture, the Operating Partnership shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount.

            Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Operating Partnership or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 303, 304, 305, 306, 906, 1107 and 1305 of the Indenture.

            SECTION 2.3.      Interest and Interest Rates; Maturity Date of
                              Notes.

            The Operating Partnership will pay interest on the Notes, from May 22, 1997 semi-annually in arrears on May 15 and November 15 of each year (each an "Interest Payment Date"), commencing November 15, 1997 and on the Stated Maturity (i) for the period from May 22, 1997 to (and including) May 15, 2004, at the rate of 7 3/8% per annum and (ii) for the period from (and including) May 16, 2004 to the Stated Maturity, at the rate per annum to be reset on May 12, 2004 pursuant and subject


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to the terms and conditions of that Calculation Agency Agreement dated as of May
22, 1997, among the Operating Partnership, UBS Securities LLC, a limited liability company organized under the laws of the State of New York, and Union Bank of Switzerland, London branch. The amount of interest payable for any period will be computed on the basis of a 360-day year comprised of twelve
30-day months. The amount of interest payable for any period shorter than a full six month period for which interest is computed will be computed on the basis of actual days elapsed per 30-day month. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Note is registered on the Special Record Date or other specified date determined in accordance with the Indenture.

            If any Interest Payment Date or Stated Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity, as the case may be.

            The Notes will mature on May 15, 2011.

            SECTION 2.4.      Limitations on Incurrence of Indebtedness.

            (a) The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness, other than intercompany Indebtedness (representing Indebtedness to which the only parties are the Operating Partnership and any of its Subsidiaries (but only so long as such Indebtedness is held solely by any of the Operating Partnership and any of its Subsidiaries)), if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (except that for purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP) is greater than 60% of the sum of (without duplication) (i) the Total Assets as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee, or, if the Operating Partnership has not yet filed


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its first quarterly report on Form 10-Q, as of December 31, 1996) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

            (b) The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur Indebtedness secured by any Encumbrance upon any of the property of the Operating Partnership or any of its Subsidiaries if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (except for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP) which is secured by any Encumbrance on property of the Operating Partnership or any of its Subsidiaries is greater than 40% of the sum of (without duplication) (i) the Total Assets as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee, or if the Operating Partnership has not yet filed its first Quarterly Report on Form 10-Q, as of December 31, 1996) prior to the incurrence of such additional Indebtedness and
(ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness determined in accordance with GAAP (except for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP).

            (c) The Operating Partnership and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (except for the purposes hereof, each Subsidiary of


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the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP).

            (d) The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5:1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Indebtedness and any other Indebtedness incurred by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Indebtedness by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period); (iii) in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Operating Partnership or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

            (e) For purposes of this Section 2.4, Indebtedness shall be deemed to be "incurred" by the Operating Partnership or a Subsidiary of the Operating Partnership whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

            SECTION 2.5.      Repayment At Option of Holders.

            (a) Holders of the Notes may require the Operating Partnership to repurchase all but not less than all of the Notes at a purchase price equal to 100% of the principal amount


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thereof on the Final Distribution Date in accordance with the terms of this
Section 2.5.

            (b) The Operating Partnership covenants that, if the Holders of the Notes shall require the Operating Partnership to repurchase the Notes in accordance with this Section 2.5, the Operating Partnership will, at or prior to 2:00 p.m. on the Final Distribution Date, deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Indenture) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Notes are payable sufficient to pay the principal of, and accrued interest on, all of the Notes outstanding on such date.

            (c) The Notes will contain a "Put Option to Elect Repayment" form on the reverse of such Notes. In order for any Note to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Note (or at such other place or places of which the Operating Partnership shall notify the Holders of such Notes) not earlier than fifteen days nor later than one day prior to the Final Distribution Date, the Note together with the "Put Option to Elect Repayment" form on the reverse thereof duly completed by the Holder (or by the Holder's attorney duly authorized in writing). Exercise of the repayment option by the Holder shall be irrevocable unless waived by the Operating Partnership.

            (d) If the Notes shall have been surrendered as provided in this
Section 2.5, such Notes shall become due and payable and shall be paid by the Operating Partnership on the Final Distribution Date and (unless the Operating Partnership shall default in the payment of such Notes on such Final Distribution Date) such Notes shall cease to bear interest. Upon surrender of the Notes for repayment in accordance with the provisions hereof, the principal amount of such Notes so to be repaid shall be paid by the Operating Partnership, together with accrued interest, if any, to the Final Distribution Date.

            If the principal amount of any Notes surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Final Distribution Date) shall, until paid, bear interest from the Final Distribution Date at the rate of interest set forth in such Note.


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            SECTION 2.6.      Places of Payment.

            The Places of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Operating Partnership in respect of the Notes and the Indenture may be served shall be in
(i) the Borough of Manhattan, The City of New York, New York, and the office or agency for such purpose shall initially be located at First Trust National Association, 100 Wall Street, Suite 2000, New York, New York 10005 and (ii) the City of Chicago, Illinois and the office or agency for such purpose shall initially be located at First Trust National Association, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601.

            SECTION 2.7.      Method of Payment.

            Payment of the principal of and interest on the Notes not represented by a Global Security will be made at the Corporate Trust Office maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Operating Partnership, payments of interest on the Notes may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or
(ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States.

            SECTION 2.8.      Currency.

            Principal and interest on the Notes shall be payable in United States Dollars or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            SECTION 2.9.      Registered Securities; Global Form.

            The Notes shall be issuable and transferable in fully registered form as Registered Securities, without coupons.

            SECTION 2.10.     Form of Notes.

            The Notes shall be substantially in the form attached as Exhibit A hereto.


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            SECTION 2.11.     Registrar and Paying Agent.

            The Trustee shall initially serve as Registrar and Paying Agent for the Notes.

            SECTION 2.12.     Defeasance.

            The provisions of Sections 1402 and 1403 of the Indenture, together with the other provisions of Article Fourteen of the Indenture, shall be applicable to the Notes.

            SECTION 2.13.     Provision of Financial Information.

            Whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Operating Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Operating Partnership would have been required so to file such documents if the Operating Partnership were so subject.

            The Operating Partnership will also in any event (x) within 15 days of each Required Filing Date if the Operating Partnership is not then subject to
Section 13 or 15(d) of the Exchange Act, (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Operating Partnership would have been required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such Sections, and (ii) file with the Trustee copies of annual reports, quarterly reports and other documents that the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such Sections and (y) if filing such documents by the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

            SECTION 2.14.     Waiver of Certain Covenants.

            Notwithstanding the provisions of Section 1009 of the Indenture, the Operating Partnership may omit in any particular


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instance to comply with any term, provision or condition set forth in Sections
1004 to 1008, inclusive, of the Indenture, with Sections 2.4 and 2.13 of this Supplemental Indenture and with any other term, provision or condition with respect to the Notes (except any such term, provision or condition which could not be amended without the consent of all Holders of the Notes), if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Notes, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Operating Partnership and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS


            SECTION 3.1.      Ratification of Indenture.

            Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

            SECTION 3.2.      Governing Law.

            This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

            SECTION 3.3.      Counterparts.

            This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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
            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.


                               FIRST INDUSTRIAL, L.P.


                               By: First Industrial Realty Trust, Inc.,
                                    its general partner



                               By:______________________________
                                      Name:
                                     Title:


                               FIRST TRUST NATIONAL ASSOCIATION,
                                    as Trustee



                               By:______________________________
                                      Name:
                                     Title:


                               By:______________________________
                                      Name:
                                     Title:

                                                Exhibit A
                                                Supplemental Indenture






            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PELDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECUIRTY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE OPERATING PARTNERSHIP WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE OPERATING PARTNERSHIP, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON THE DELIVERY OF AN OPTION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE OPERATING PARTNERSHIP SUBJECT IN EACH OF THE FOREGOING CASES, TO AN APPROPRIATE CERTIFICATE OF TRANSFER BEING COMPLETED AND DELIVERED BY THE TRANSFERROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Registered No. 1                                         PRINCIPAL AMOUNT
CUSIP No.:                                               $100,000,000


                             FIRST INDUSTRIAL, L.P.

                              7 3/8% NOTE DUE 2011


            FIRST INDUSTRIAL, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (herein referred to as the "Operating Partnership", which term shall include any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to First Trust National Association, as Trustee of the First Industrial Pass-Through Asset Trust 1997-1, or registered assigns, upon presentation, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) on May 15, 2011, and to pay interest on the outstanding principal amount thereon from May 22, 1997, semi-annually in arrears on May 15 and November 15 in each year, commencing November 15, 1997 and on the Stated Maturity, (i) for the period from May 22, 1997 to (and including) May 15, 2004 at the rate of 7 3/8% per annum and (ii) for the period from (and including) May 16, 2004 to the Stated Maturity, at the rate per annum to be reset on May 12, 2004, effective May 16, 2004, pursuant to and subject to the terms of the Calculation Agency Agreement dated as of May 22, 1997, among the Operating Partnership, UBS Securities LLC, a limited liability company organized under the laws of the State of New York, and Union Bank of Switzerland, London Branch.

            The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Stated Maturity will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date or Stated Maturity, as the case may be. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the


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
Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. All payments of principal and interest in respect of this Global Security will be made by the Operating Partnership in immediately available funds.

            Pursuant to the terms of that certain Confirmation dated May 22, 1997, and the agreements, provisions and definitions incorporated by reference therein (the "Trust Call Option"), between First Industrial Pass-Through Asset Trust 1997-1, a trust formed under the laws of the State of New York (the "Trust"), and Union Bank of Switzerland, London branch (the "Callholder"), upon delivery of irrevocable notice by the Callholder to the Trust on or before May 1, 2004 (or if that day is not a Business Day, the preceding Business Day), the Callholder has the right to purchase the Notes from the Trust on May 15, 2004 (the "Settlement Date") (or, if that day is not a Business Day, on the first following day that is a Business Day), for a purchase price equal to 100% of the aggregate face amount thereof (the "Call Price"). Pursuant to that certain Trust Agreement (the "Trust Agreement") dated as of May 16, 1997, between the Operating Partnership and the Trust, the Trust has the obligation to require the Operating Partnership to repurchase all of the Notes (the "Put Option") at a purchase price equal to 100% of the aggregate face amount thereof on the Settlement Date, if (i) the Trustee (as defined in the Trust Agreement, initially First Bank National Association), has not received irrevocable notice from the Callholder on or before May 1, 2004, that the Callholder intends to exercise the Trust Call Option, or (ii) the Callholder fails to make payment of the Call Price on the Business Day prior to the Settlement Date. Notwithstanding the foregoing, the Trust Agreement may be amended under certain circumstances to provide that the Trustee will not exercise the Put Option and to provide for such other changes to the Trust Agreement as may be consequential thereto. In the event that the Trust Call Option is exercised, then under the terms of the Confirmation between the Operating Partnership and the Callholder dated May 22, 1997 (the "Operating Partnership Call Option"), the Operating Partnership has the right and option, upon delivery by it of irrevocable notice to the Callholder during the period from May 1, 2004, to and including May 6, 2004 (or the first following day that is a Business Day), to purchase from the Callholder all of the Callholder's right, title and interest and obligations in, to and under the Trust Call Option in consideration for a payment to the Callholder on the Settlement Date (or, if that day is not a Business Day, the first following day that is a Business Day) in an amount calculated pursuant to the terms of the Operating Partnership Call Option.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, FIRST INDUSTRIAL, L.P. has caused this instrument to be duly executed.

Dated:


                                     FIRST INDUSTRIAL, L.P.

                                     By: First Industrial Realty Trust, Inc.,
                                     its general partner


                                     By:_____________________________
                                        Name:
                                        Title:


[Seal]


Attest:


____________________________
Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:


            This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                FIRST TRUST NATIONAL ASSOCIATION, as Trustee


Dated:______________            By:_________________________
                                   Authorized Signatory

                               REVERSE OF SECURITY


            Securities of this series are one of a duly authorized issue of securities of the Operating Partnership (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 13, 1997, as supplemented by Supplemental Indenture No. 2, dated as of May 22, 1997 (as so supplemented, herein called the "Indenture"), between the Operating Partnership and First Trust National Association (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Operating Partnership, the Trustee and the Holders of the Securities and of the terms upon which the Securities are authenticated and delivered. This Security is one of the series designated in the first page thereof, limited in aggregate principal amount to $100,000,000.

            The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Operating Partnership on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Operating Partnership, in each case, upon compliance by the Operating Partnership with certain conditions set forth in the Indenture, which provisions apply to this Security.

            The Holder of this Security may require repayment of principal plus accrued and unpaid interest on this Security, on May 15, 2004 in accordance with the terms of the Indenture.

            If an Event of Default with respect to the Securities shall occur and be continuing, the principal amount of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

            As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Operating Partnership and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Operating Partnership and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Operating Partnership with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Operating Partnership, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Operating Partnership in any Place of Payment where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Operating Partnership and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Operating Partnership, the Trustee and any agent of the Operating Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Operating Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

            No recourse shall be had for the payment of the principal of or interest in respect of this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer, director, incorporator, limited or general partner, as such, of the Issuer or the General Partner or of any successor, either directly or through the Issuer or the General Partner or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

            All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Operating Partnership has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the

Securities, and reliance may be placed only on the other identification numbers printed hereon.

================================================================================
                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto


PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

-----------------------------


------------------------------.................................................
              (Please Print or Typewrite Name and Address including
                              Zip Code of Assignee)


 ...............................................................................
the within Security of First Industrial, L.P. and hereby does irrevocably constitute and appoint

 ..........................................................Attorney to transfer said Security on the books of First Industrial, L.P. with full power of substitution in the premises.

Dated:  ................                          ............................

                                                  ............................


NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.

                     [FORM OF PUT OPTION TO ELECT REPAYMENT]


                          Put Option to Elect Repayment

            The undersigned hereby irrevocably requests and instructs First Industrial, L.P. to repay the within Note, in whole but not in part, pursuant to its terms at a price equal to the principal amount thereof, together with interest to May 15, 2004, to the undersigned at __________________________

__________________________________________________________________________
(Please print or typewrite name and address of undersigned)

            For this Note to be repaid First Industrial, L.P. must receive at its office at 150 N. Wacker Dr., Suite 150, Chicago, IL 60606, or at such additional place or places of which First Industrial, L.P. shall from time to time notify the holder of the within Note, on or before May 14, 2004 this Note with this "Put Option to Elect Repayment" form duly completed.

            Dated:

                                          ______________________________________
                                          Note: The signature to this Put Option
                                          to Elect Repayment must correspond
                                          with the name as written upon the face
                                          of the Note in every particular
                                          without alteration or enlargement or
                                          any other change whatsoever.